SUBSCRIPTION AGREEMENT

Identive Group, Inc. 1900-B Carnegie Avenue Santa Ana, California 92705 Ladies & Gentlemen:

     The undersigned (the “Investor”) hereby confirms its subscription, in accordance with and pursuant to the Terms and Conditions for Purchase of Securities (the “Terms and Conditions”) set forth in Annex I, together with the form of warrant attached as Exhibit A thereto, and the Investor Questionnaire as set forth in Annex II, each of which is attached hereto and incorporated herein by reference, as follows:

1. This Subscription Agreement (the “Agreement”) is entered into by the Investor as of the date set forth below, and will become binding upon the Investor when accepted by Identive Group, Inc., a Delaware corporation (the “Company”).

2. The Investor acknowledges and agrees that the Company has authorized the sale and issuance of up to US$12,000,000 of shares (the “Shares”) of its common stock, par value US$0.001 per share (the “Common Stock”), and warrants to purchase Common Stock (the “Warrants” and together with the Shares, the “Securities”), in a private placement (the “Offering”) to certain accredited investors in the United States and to qualified investors outside the United States in reliance upon available exemptions from the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Offering is subject to a minimum aggregate purchase of US$5,000,000 of Securities. The Company reserves the right, in its sole discretion, to increase or decrease the size of the Offering at any time prior to the Closing. Upon payment of the per unit Purchase Price as set forth below, Securities will be issued in units of one Share and one Warrant (a “Unit”). Each Warrant will be exercisable for one Share and will have a 4-year term. Warrants are not exercisable until six months after Closing in order to comply with applicable U.S. law and regulations. The exercise price per Warrant will be as set forth in paragraph 3 below and the Warrants will be exercisable on a cashless basis or cash basis (at the sole discretion of the Investor). All terms and conditions of the Warrant are set forth in the form of the Warrant attached hereto as Exhibit A to the Terms and Conditions.

3. The Investor agrees to purchase from the Company US$
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(such number to be in increments of US$100,000) (the “Subscription Amount”) of Securities, pursuant to the Terms and Conditions at a purchase price of US$0.85 per Unit (the “Purchase Price”). In the event the Company does not receive amounts that total US$8,000,000 as of Closing, the Investor, in its sole discretion, may request a refund of the Subscription Amount and such amount will be promptly refunded to the Investor, without deduction or interest. The Investor acknowledges and agrees that the Purchase Price per Unit on the date this Agreement is accepted by the Company (the “Pricing Date”) may represent a discount to the consolidated closing bid price of the Common Stock as reported on the NASDAQ Global Market on such date plus US$0.125 (the “Purchase Price”), and that the cash exercise price per Warrant share shall be $1.00. The Warrants will also include a “cashless exercise” provision.

4. Unless otherwise requested by the Investor, certificates representing the Securities purchased by the Investor will be registered in the Investor’s name and address as set forth below. The Company shall cause a registration statement on Form S-3 (or other applicable form) covering the Shares and the Shares underlying the Warrants to be filed with the U.S. Securities and Exchange Commission (the “SEC”) within thirty (30) days after the Closing and shall cause such registration statement to be declared effective by the SEC as soon as practicable thereafter, but no later than ninety (90) days after the Closing. In the event the registration statement is not effective at the end of the ninety (90) day period, the Company shall be liable for and shall pay the Investor, as liquidated damages, an amount equal to ten percent (10%) of the Subscription Amount for each month the registration statement is not declared effective (or a pro rata amount should the period be less than a month) (the “Liquidated Damages”). The parties intend that the Liquidated Damages constitute compensation, and not a penalty. The parties acknowledge and agree that the Investor’s harm as a result of the registration statement not being effective would be impossible or very difficult to accurately estimate, and that the Liquidated Damages are a reasonable estimate of the anticipated or actual harm to the Investor. The Investor acknowledges that, absent an effective registration statement for the resale of the Securities, such Securities will be subject to restrictions upon transfer under applicable US federal securities laws and may only be transferred in accordance therewith.

5. In no event will the Company be obligated to issue Shares in the Offering in excess of 19.99% of the Company’s issued and outstanding shares of Common Stock as of the Pricing Date. The Investor understands and agrees that Shares may be issued to one or more placement agents in connection with the Offering and that such Shares will be included in the aggregate amount that shall be issuable hereunder. In the event of oversubscription, the Company reserves the right, in its sole discretion, to reject any subscription, in whole or in part, from an Investor and to return the respective escrowed funds to such Investor, without deduction or interest.

6. The Company shall use the net proceeds from the Offering of the Securities as set forth in Section 4.16 of the Annex. Proceeds for our Securities will be deposited into a non-interest bearing escrow account maintained at a bank rated AAA by the Company. Unless a total of US$5,000,000 of proceeds is collected by the Company on Closing, the Offering will terminate and all proceeds will be promptly refunded to investors, without deduction or interest. We may agree in our sole discretion to extend the Offering, but in no case will extend the Offering beyond August 31st, 2013. Investors will have no right to a return of their funds during this escrow period.

7. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to be affiliates of the Company, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it is not a Registered Representative at a FINRA member firm and has no direct or indirect affiliation or association with any FINRA member firm as of the date hereof.

Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

     Please confirm that the foregoing correctly sets forth your subscription by signing in the space provided below for that purpose. By executing this Agreement, you acknowledge that the Company may use the information in paragraph 5 above and the name and address information below in preparation of the Registration Statement (as defined in Annex I).

SUBSCRIBED TO THIS ___ DAY OF AUGUST, 2013.

NAME OF PURCHASER:

By:

Name: Title:

Subscription Amount: US$ Tax ID No. (if applicable): Address for Notices:

Telephone No.: Facsimile No.:

E-mail Address:

Attention:

Name in which Securities Should be Registered (if different from above) and Delivery Instructions: Name: Street:

City/State/Zip:

Attention:

Telephone No.: Account No.
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Name of Bank:
________________________________
Bank Address:
_________________________________
Bank Account No.:
_____________________________
Bank Contact/Phone No.:
________________________

[TO BE COMPLETED BY THE COMPANY ON THE PRICING DATE]

AGREED AND ACCEPTED TO THIS ___ DAY OF AUGUST, 2013:

PURCHASE PRICE PER UNIT: US$0.85

(EQUAL TO $0.725 PER SHARE PLUS $0.125 PER WARRANT)

NUMBER OF SHARES FOR THIS SUBSCRIPTION: (Subscription Amount/Purchase Price)
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NUMBER OF WARRANTS:
_____________________________
EXERCISE PRICE PER WARRANT SHARE: US$1.00 PLACEMENT AGENT (IF ANY): iTell A.G. (for non-US investors only)

PLACEMENT AGENT FEES (IF ANY): 10% of gross proceeds from non-US investors introduced to the Company by the Placement Agent. Additional compensation of 1 million shares and 1 million warrants on the same terms as those provided to investors in the offering, if such gross proceeds exceed $5 million. Reimbursement of legal fees and expenses up to $50,000.

IDENTIVE GROUP, INC.

BY:
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Name: David Wear Title: Chief Financial Officer